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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF REGISTRANT                      STATE/COUNTRY OF INCORPORATION

Dataquest (Korea), Inc.                                   Delaware
Dataquest Asia Pacific Limited                            Hong Kong
Dataquest Japan Limited                                   Japan
Dataquest Research (Thailand) Limited                     Thailand
Dataquest Taiwan Limited                                  Taiwan
Dataquest, Inc.                                           California
Decision Drivers, Inc.                                    Delaware
DQ Research Pte. Ltd.                                     Singapore
G.G. Investment Management, Inc.                          Delaware
G.G. West Corporation                                     Delaware
Gartner Credit Corporation                                Delaware
Gartner Enterprises, Ltd.                                 Delaware
Gartner Group Asia, Inc.                                  Delaware
Gartner Group Europe Holdings B.V.                        The Netherlands
Gartner Group Europe, Inc.                                Delaware
Gartner Group France S.A.R.L.                             France
Gartner Group FSC, Inc.                                   Virgin Islands
Gartner Group Italia S.r.P.                               Italy
Gartner Group Japan KK                                    Japan
Gartner Group Learning, Inc.                              Minnesota
Gartner Group Nederland B.V.                              The Netherlands
Gartner Group Norge A/S                                   Norway
Gartner Group Pacific Pty Limited                         Australia
Gartner Group Sales, Inc.                                 Delaware
Gartner Group Scandinavia A/S                             Denmark
Gartner Group Sverige AB                                  Sweden
Gartner Group UK Ltd.                                     United Kingdom
Gartner Group, GmbH                                       Germany
Gartner Investment Corporation                            Delaware
GG Hong Kong, Inc.                                        Delaware
J3 Learning Limited                                       United Kingdom
Mindware Training Technologies, Ltd.                      Ireland
New Science Associates, Inc.                              Delaware
New Science Associates, Ltd.                              United Kingdom
New Science Limited                                       United Kingdom
Nomos Ricerca S.r.P.                                      Italy
Nomos Ricerca Services S.r.P.                             Italy
Nomos Ricerca Telecomunicazioni S.r.P.                    Italy
RCI Management Corporation                                Delaware
Real Decisions Corporation                                Connecticut
Relational Courseware, L.P.                               Delaware